Exhibit 99.1

Brownie’s Marine Group’s BLU3 Inc. Has Announced Nomad & Spare Air Collaboration With YouTube Influencers

Pompano Beach, FL, September 16, 2021 (GLOBE NEWSWIRE) — Brownie’s Marine Group, Inc. (OTCQB: BWMG), a leading developer, manufacturer, and distributor of tankless dive equipment as well as high-pressure air and industrial compressors in the marine industry, has announced their Nomad and Spare Air partnership with YouTube influencers, Joe Oceanside (29.7K subscribers) and Michael Oliver (224K subscribers).

“So far, we’ve sent out Spare Air systems and Nomad units to two of our longest-standing influencers. As manufacturing continues to move forward on the Nomad, we have plans to increase our micro/macro influencer portfolio, and are looking to leverage more connections in the sailing, powerboating, diving and snorkeling communities that will further generate sales and exposure. Not only are these partnerships promoting brand awareness for Spare Air and BLU3, but they associate the brands as a package deal,” said Blake Carmichael, CEO of BLU3, Inc.

Blake added, “Both Michael and Joe have expressed their excitement from using both products for the first time. We are looking forward to the next videos coming out soon from other influencers who already have received their Nomad, Spare Air, and Bright Weights packages. With the Nomad now in production and rated at 30 feet, we want to ingrain the importance of having access to a Spare Air in case it’s needed.”

Joe Oceanside and Michael Oliver created two videos that delivered our brand messaging about Spare Air and Nomad, speaking about the features, safety components and how they’re used. To date, both videos have generated in excess of 20,000 views and over 1,500 likes on their YouTube channels.

Here are the YouTube video URLs:

www.youtube.com/watch?v=G6wvL96UtI8&t=145s

www.youtube.com/watch?v=t8XT0zU1RuA&t=12s

About Brownie’s Marine Group

Brownie’s Marine Group, Inc., is the parent company to a family of innovative brands with a unique concentration in the industrial, and recreational diving industry. The Company, together with its subsidiaries, designs, tests, manufactures, and distributes recreational hookah diving, yacht-based scuba air compressors and nitrox generation systems, and scuba and water safety products in the United States and internationally. The Company has four subsidiaries: Trebor Industries, Inc., dba as “Brownie’s Third Lung”; BLU3, Inc., manufacturer of the Nemo and Nomad; Brownie’s High-Pressure Services, Inc., dba LW Americas and Submersible Systems Inc., manufacturer of Spare Air. The Company is headquartered in Pompano Beach, Florida with offices in Huntington Beach, CA.

For more information, visit: www.BrowniesMarineGroup.com.

About Spare Air

Spare Air is a product manufactured by Submersible Systems, Inc. - a wholly owned subsidiary of Brownie’s Marine Group, Inc., For 40 years, Submersible Systems, Inc has been manufacturing, assembling, and selling life-saving breathing systems worldwide from our factory in Huntington Beach (Orange County), California under the brand names Spare Air, HEED and EasyDive.

Safe Harbor Statement

This press release may contain forward looking statements which are based on current expectations, forecasts, and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from those anticipated or expected. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors. Stockholders and potential investors should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements in this report are reasonable, we cannot assure stockholders and potential investors that these plans, intentions or expectations will be achieved. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Except to the extent required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements, or otherwise. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the Securities and Exchange Commission (the “SEC”) and our other periodic and quarterly filings with the SEC.

Source: Brownie’s Marine Group, Inc.

Contact Information: (954)-462-5570

investors@browniesmarinegroup.com

Brownie’s Marine Group, Inc